Exhibit 10.26

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***].

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made and entered into as of March 29, 2011 by and between EastGroup Properties, L.P., a Delaware Limited Partnership (“Landlord”) and DIRTT Environmental Solutions, Inc., a Colorado corporation (“Tenant”).

1.        Premises.  Landlord, in consideration of the payment of rents and the performance by Tenant of all other terms, covenants and conditions of this Lease, leases to Tenant [***] rentable square feet of space, hereinafter referred to as the “Premises,” as shown on the attached site plan labeled “Exhibit A”, located within Building #1 (the “Building”) of University Business Park (the “Project”). The address of the Premises is 836 East University Drive, Phoenix, Arizona 85034. Tenant’s Proportionate Share of the Building is 100.00% and Tenant’s Proportionate Share of the Project is 49.58%. The parties agree that for all purposes of this Lease the square footage of the Premises shall be as stipulated above, although Tenant may construct an outdoor deck or patio area contiguous to the Building which shall be deemed a part of the Premises without any adjustment to the amount of rentable square feet of space or Tenant’s Proportionate Share of the Project, each as set forth above.

2.        Term.  The term of this Lease shall commence June 1, 2011 (the “Commencement Date”), and ending on the 130th full calendar month thereafter. This period, including any renewals or extensions subsequently enacted pursuant to the terms of this Lease, shall be referred to as the “Lease Term.”

3.        Base Rent.  Tenant shall pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent, in the amounts set forth below, on or before the first day of each calendar month in lawful money of the United States at such place as Landlord designates in writing. Base Rent for fractional months shall he prorated. If Tenant is delinquent in any monthly installment of Base Rent or estimated Operating Expenses for more than five (5) days, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the total sum due. Said late charge shall be in addition to any other rights and remedies available to Landlord hereunder or at law and shall not be construed as a penalty.

4.        Base Rent Increases.  Base Rent shall be payable monthly in accordance with the schedule below:

Period	Monthly Amount
June 1, 2011 – January 31, 2012	$[***]
February 1, 2012 – January 31, 2013	$[***]
February 1, 2013 – January 31, 2014	$[***]
February 1, 2014 – January 31, 2015	$[***]
February 1, 2015 – January 31, 2016	$[***]
February 1, 2016 – January 31, 2017	$[***]
February 1, 2017 – January 31, 2018	$[***]
February 1, 2018 – January 31, 2018	$[***]
February 1, 2019 – January 31, 2020	$[***]
February 1, 2020 – January 31, 2021	$[***]
February 1, 2021 – March 31, 2022	$[***]

5.        Security Deposit.   Tenant shall, upon the execution of this Lease, deposit with Landlord as security for the payment of rent and the performance of all other covenants to be performed by Tenant, the sum of $30,000.00. The Security Deposit shall be non-interest bearing. If Tenant defaults in the payment of any monthly rental installment within ten (10) days of the due date or fails to perform any other covenant within ten (10) days after receipt of written demand, Landlord may apply or retain sufficient sums from the Security Deposit towards payment thereof. If Landlord elects to apply all or a part of the Security Deposit, Tenant shall be obliged to immediately replenish the Security Deposit for the amount so applied by Landlord. The Security Deposit shall not be applied to rent except upon approval of Landlord. After all of Tenant’s obligations under this Lease have been fulfilled, Landlord shall promptly refund the Security Deposit to Tenant.

6.        Improvements.   On the Commencement Date, Landlord shall deliver the Premises broom clean and free of debris with the HVAC, evaporative cooling, loading doors, lighting and building systems in good operating condition. Except as stated above, the Premises will be delivered in “As Is” condition and a T.I. Allowance will be provided as set forth in Exhibit C of the Lease.

NNN WDP 1.2

7.        Operating Expenses.  Except as provided herein, during each month of the Lease Term, on the same day that Base Rent is due, Tenant shall pay to Landlord an amount equal to 1/12 of the annual cost, as reasonably estimated by Landlord, of Tenant’s Proportionate Share of the Operating Expenses for the Building/Project. Payments for any fractional month shall be prorated. The term “Operating Expenses” means all costs and expenses incurred by Landlord with respect to ownership, maintenance and operation of the Building/Project including Taxes, Insurance, Common Area Maintenance, and Management Fee as set forth below:

(a)        Taxes – all taxes, assessments, and governmental charges (collectively “Taxes”) that accrue against the Project during the Lease Term that are payable by Landlord. Taxes shall include fees paid to consultants to reduce Taxes and all sales or privilege taxes based on rents. Tenant shall pay directly to the authority all personal property taxes charged or levied against Tenant’s furniture, fixtures and equipment in the Premises.

(b)        Insurance – the cost to maintain all insurance payable by Landlord.

(c)        Common Area Maintenance – the total annual cost of operating the Building/Project including, but not limited to, landscaping services; sweeping services; snow removal; commonly metered utilities; water and sewer charges; window cleaning; trash collection; association charges or assessments; maintenance, repair or replacements to the Building/Project, including, without limitation, paving and parking areas, roads, driveways, roofs, exterior painting, utility lines, building mechanical, electrical and plumbing systems; and alterations to comply with municipal requirements.

(d)        Management Fee – property management fees payable at market rates to a property manager, including an affiliate of Landlord.

(e)        Exclusions – Operating Expenses shall not include leasing commissions, costs to renovate space for tenants, debt service under mortgages, ground rent under ground leases, legal costs to enforce leases, penalties resulting from Landlord’s failure to timely meet obligations, increases in Taxes resulting from the sale or transfer of the Building prior to May 31, 2016, and costs, reserves or amortization related to capital repairs or capital replacements for Landlord’s obligation to maintain the structural soundness of the roof, foundation and exterior walls.

If Tenant’s total payments of estimated Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after written demand, and if more, then Landlord shall promptly refund the difference to Tenant or credit the difference to Tenant’s account. For purposes of calculating Operating Expenses, a year shall mean a calendar year, except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. Tenant’s obligation to pay its proportionate share of Operating Expenses incurred during the Lease Term shall survive the expiration or termination of this Lease. If requested by Tenant within six months of the delivery of the annual reconciliation, Landlord shall provide or make available the supporting data upon which the actual Operating Expenses were calculated for Tenant’s review. Tenant shall have the right to review Landlord’s books and records of Operating Expenses during normal business hour’s within twenty (20) days following the furnishing of the annual reconciliation to Tenant, provided that if Tenant utilizes an independent accountant or other third party to perform such review it shall be one of national standing which is reasonably acceptable to Landlord and is not compensated on a contingency basis. Unless Tenant takes written exception to any item within thirty (30) days following the furnishing of the annual reconciliation to Tenant, such statement shall be considered as final and accepted by Tenant. The taking of exception to any item shall not excuse Tenant from the obligation to make timely payment based upon the reconciliation delivered by Landlord.

Tenant acknowledges that if the Building is part of a Project, the Project may include the Building and other buildings either already existing or to be constructed in the future. Tenant understands and agrees that, for the purposes of administering the provisions of this Paragraph 7, so long as the Building is owned and/or managed in conjunction with other buildings, Operating Expenses and other costs reimbursable by the Tenant may be paid, recorded and reported on a consolidated overall project basis. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building/Project that includes the Premises or that varies with occupancy or use.

NNN WDP 1.2

Notwithstanding anything to the contrary contained herein, Tenant shall not be responsible for the payment of Operating Expenses during the period of June 1, 2011 through January 31, 2012.

8.        Utilities.  Tenant shall pay directly to the provider all utilities that are separately metered. If not shared with other tenants as part of Operating Expenses, Tenant shall arrange and pay for trash collection services at the Premises. Commonly metered utilities shall be included as an Operating Expense, and Tenant shall pay its share based on consumption as reasonably determined by Landlord. Landlord may cause at Tenant’s expense any utilities to be separately metered or sub-metered or charged directly to Tenant by the provider. No interruption or failure of utilities shall result in the termination of this Lease or abatement of rent.

9.        Insurance.  Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may maintain other insurance coverage it deems necessary including, but not limited to, commercial liability insurance and rent loss insurance. Tenant shall also reimburse Landlord for any increased premiums or additional insurance, which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its expense, shall maintain during the Lease Term commercial liability insurance with a minimum limit of $2,000,000 for personal injuries, and deaths, and property damage occurring on the Premises. Such insurance shall include contractual liability coverage insuring Tenant’s indemnity obligations under this Lease. The commercial liability policy shall name Landlord as an additional insured, be issued by a company reasonably acceptable to Landlord, provide primary coverage if Landlord’s policy provides similar coverage, and shall not be cancelable unless thirty (30) day’s prior written notice is given to Landlord. Tenant shall provide Landlord with a certificate of insurance prior to the Commencement Date and upon each renewal of the policy.

Tenant, at its expense, shall maintain during the Lease Term all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense, including its furniture, fixtures, inventory, equipment, supplies and personal property.

Landlord and Tenant each waives any claim, loss or cost it might have against the other for any personal injury or death, or damage to or theft, destruction, loss, or loss of use of any property (a “Loss”), to the extent the same is insured or required to be insured under any insurance policy covering the Premises, Building, Project, fixtures, personal property, improvements, or business, regardless of whether the negligence of the other party caused such Loss; provided, that, this waiver shall not apply to, and shall not prevent Landlord from making, claims to the extent that Landlord is or is required to be an additional insured under any of Tenant’s insurance policies.

10.        Use.  The Premises shall be used only for the purpose of receiving, storing and shipping of materials and merchandise made or distributed by Tenant and related office uses necessitated thereby. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure or otherwise damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or other tenants in the Building or Project. Tenant shall occupy the Premises in compliance with all laws, codes, ordinances, and regulations now or hereafter applicable to the Premises or Building. Outside storage is prohibited without Landlord’s written consent. Tenant may store overnight in the normal course of its business one operative tractor/trailer or truck for each dock high loading position contained in the Premises, provided this overnight storage does not interfere with other tenant’s use of the Building or Project.

11.        Parking.  Landlord shall allocate not less than eighty (80) reserved parking spaces to Tenant and Tenant shall be entitled to exclusive use of all Building parking spaces for operative automobiles and pick up trucks in those areas designated by Landlord for parking, as depicted on attached Exhibit A. However, Landlord shall not he responsible for enforcing Tenant’s parking rights against third parties. No vehicle abandoned or disabled or in a state of non-operation or disrepair shall be left at the Building or Project; Landlord reserves the right to remove said vehicle at the owner’s expense. Tenant shall have the right to add covered parking and, at Tenant’s election, solar panels on the roof thereof, at Tenant’s sole cost and expense following the review and approval of plans by Landlord and the City of Phoenix.

12.        Exemption of Landlord from Liability; Indemnification.  Tenant hereby agrees that Landlord and its agents and employees shall not be liable for injury to Tenant’s business including loss of income for damage to goods, wares, merchandise, or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord he liable for injury to the person of Tenant, Tenant’s agents, employees, contractors, or invitees, whether such damage or

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injury is caused by or results from fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, HVAC, or light fixtures, or from any other cause whether said damage or injury results from conditions arising upon the Premises or other portions of the Building or Project, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, unless, in each case, such damage or injury is directly caused by or arises from any negligent act or omission or willful misconduct of Landlord, or any of its employees, agents, licensees, invitees or contractors. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Building or Project.

Except for the negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord’s agents, employees, and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorney’s fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Building/Project and arising from the use and occupancy of the Premises or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or due to any act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors, and agents. The furnishing of any required insurance shall not be deemed to limit Tenant’s obligations under this paragraph.

Except for claims waived in the first paragraph of this Paragraph 12, and except for the negligence or willful misconduct of Tenant, its agents, employees, invitees or contractors, Landlord agrees to indemnify, defend and hold harmless Tenant, and Tenant’s agents, employees, invitees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorney’s fees) resulting from claims by third parties for injuries to any person and. damage to or theft or misappropriation or loss of property occurring in or about the Project (other than the Building) and arising from any activity, work or thing done, permitted on behalf of or suffered by Landlord in or about the Project to the extent due to any act or omission of Landlord, its invitees, employees, contractors and agents.

13.        Repairs.  Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and damages, caused by Tenant, its agents, invitees and contractors, excepted. The term “walls” as used in this paragraph shall not include windows, doors, store-fronts, overhead doors, dock bumpers, dock seals, dock plates, or’ dock levelers. Tenant shall promptly give Landlord written notice of any repair required by Landlord, and Landlord shall proceed with due diligence to make such repair.

Tenant, at its expense, shall repair, replace and maintain in good condition, reasonable wear and tear and damages caused by Landlord, its agents, invitees and contractors excepted, all portions of the Premises and all areas, improvements and systems exclusively serving the Premises, including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire protection systems, entries, doors, ceilings, roof membrane, windows, interior walls, demising walls, HVAC systems, and evaporative coolers. Such repairs and replacements may include capital expenditures whose benefit may extend beyond the Lease Term. If Tenant fails to perform any repair or replacement for which it is responsible within thirty (30) days after written notice from Landlord to Tenant, Landlord may perform such work and be reimbursed by Tenant for actual expenses reasonably incurred within thirty. (30) days after being provided a written demand, together with invoices and other evidence of such expenses. If any of Tenant’s obligations hereunder affect other tenants or portions of the Building/Project, Landlord may perform the repair or replacement and include the cost as part of Operating Expenses or allocate the cost to tenants as may be appropriate.

Tenant shall enter into a maintenance service contract with a vendor reasonably acceptable to Landlord to periodically service the HVAC and evaporative coolers in the Premises in accordance with a scope of services reasonably prescribed by Landlord. Tenant shall supply Landlord a copy of the contract upon request as evidence of compliance.

14.        Compliance with Laws and Regulations.  Tenant shall comply with all Federal, State, County and City laws, ordinances, rules and regulations affecting or respecting the use or occupancy of the Premises by the Tenant or the business at any time thereon transacted by the Tenant, and Tenant shall comply with all rules in effect or which may be hereafter adopted by Landlord for the protection, welfare and orderly management of the Building and its tenants or occupants. Landlord shall comply with all Federal, State, County and City laws, ordinances, rules and regulations, to the extent compliance of the Landlord is required, affecting or respecting the operation or ownership of the Building/Project, with any associated cost responsibility determined in accordance with this Lease.

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15.        Holding Over.  Tenant has no right to retain possession of the Premises beyond the expiration or termination of this Lease, In the event that Tenant holds over, Base Rent shall be increased to 200% of the Base Rent applicable immediately preceding the expiration or termination, plus all other payments required under the Lease. Tenant shall be responsible for all damages incurred by Landlord as a result of such holding over. Nothing contained in this paragraph or Lease shall be construed as Landlord’s consent to holding over.

16.        Signs.  Tenant shall not make changes to the exterior of the Premises, Building or grounds including the installation of signs, placards or other advertising media without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any approved sign shall be installed by Tenant, at its expense, and shall be in accordance with Landlord’s sign criteria and applicable municipal regulations. Tenant shall maintain signs in good condition and repair any damage upon removal at the expiration or earlier termination of this Lease.

17.        Quiet Enjoyment.  Subject to payment of rent and performance by Tenant of all the terms, conditions and covenants of the Lease, Tenant shall have peaceful and quiet enjoyment of the Premises during the Lease Term.

18.        Force Majeure.  Except for Tenant’s obligation to pay rent and other monetary obligations under this Lease, the parties shall not be held responsible for delays in the performance of their obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials, or reasonable substitutes thereof, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, acts of war, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the parties (“Force Majeure”).

19.        Assignment and Subletting.  Tenant shall not assign this Lease nor sublet all or any part of the Premises without first securing Landlord’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of an assignment or subletting, the assignee and/or subtenant shall first assume in writing all of the obligations of Tenant under this Lease and Tenant shall, for the full Lease Term, continue to be jointly and severally liable with such assignee or subtenant for the payment of rents and the performance of all obligations required of Tenant under this Lease, Tenant hereby acknowledges that the use to which the Premises are put, the compatibility of any occupant of the Premises with other tenants, and the ability to pay rent when due are of prime importance and significance to the Landlord in the operation and maintenance of the Building in which the Premises are located. Each request for consent to an assignment or subletting shall be in writing and include a fee of $1,000 as consideration for Landlord considering and processing said request. In the event the rent payable by an assignee or subtenant exceeds the rent payable under this Lease, Tenant shall pay to Landlord as additional rent one half of the excess rent or other consideration. Notwithstanding the above, Tenant may assign or sublet the Premises to any entity controlling Tenant, controlled by Tenant, or under common control with Tenant, without the prior consent of Landlord. For purposes hereof, the term “control” means the power to direct the management or policies of a person, directly or indirectly, through the ownership of twenty-five percent (25%) or more of a class of voting securities, by contract or otherwise.

20.        Casualty and Restoration. If during the Lease Term all or a part of the Premises should be destroyed partially or totally by fire or other casually, Landlord shall notify Tenant within Unify (30) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed one hundred eighty (180) days, either party may terminate this Lease by promptly notifying the other party and this Lease shall be terminated effective as of the date of the casualty. If neither party elects to terminate the Lease or if Landlord estimates that restoration will take one hundred eighty (180) days or less, then Landlord shall, subject to Force Majeure events and except for improvements made by or paid for by Tenant, restore Premises within one hundred eighty (180) days following such destruction to substantially the same condition in which it existed at the time immediately preceding such destruction. Tenant’s, obligation to pay Base Rent and Operating Expenses shall abate for the period of repair in the proportion to which the area of the Premises that is not useable by Tenant bears to the total area of the Premises, Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than sixty (60) days to repair such damage.

21.        Eminent Domain.  If the whole of the Premises shall be taken by any public authority under the power of eminent domain, or if so much of the Building or grounds shall be taken by any such authority under the power of eminent domain so that the Tenant cannot continue to operate its business in the Premises, then the Lease Term of this Lease shall cease as of the day possession is taken by such public authority and rents shall be paid up to that day with proportionate refund by Landlord of any such rents as may have been paid in advance or deposited as security. The amount awarded for any taking under the power of eminent domain shall belong to and be the property of the Landlord, except that Tenant shall be entitled to any amount

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separately awarded to Tenant for Tenant’s moving costs and. expenses, unamortized improvement costs for which Tenant has paid out of pocket, and damages resulting from such taking, condemnation or sale. Nothing herein shall limit the Tenant’s ability to make an independent claim for damages or awards.

22.        Waiver.  No waiver of any of the covenants and agreements herein contained or of any breach thereof shall be taken to constitute a waiver of any other subsequent breach of such covenants and agreements or to justify or authorize the non-observance at any time of the same or of any other covenants and agreements hereof.

23.        Limitation of Landlord’s Liability.  Landlord shall only be responsible for its obligations under this Lease arising during its period of ownership of the Building. Any liability of the Landlord under this Lease shall be limited solely to its interest in the Building/Project, and no recourse shall be had to any other property or assets of Landlord. In no event shall any obligation or liability whatsoever of Landlord become personally binding on any partner of Landlord or officer, director or shareholder of EastGroup Properties, Inc., a Maryland real estate investment trust.

24.        Subordination.  This Lease is subject and subordinate to all mortgages, which may now or hereafter affect the Premises or the Building of which it forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause, shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute promptly any subordination certificate that Landlord may subsequently request; provided, however, that Tenant may condition such subordination upon the execution and delivery by the applicable mortgage holder of a so-called “non-disturbance” agreement in customary form.

25.        Alterations and Trade Fixtures.  Tenant shall not make any structural alterations, additions or improvements (“Improvements and Alterations”) to the Premises, Building or Project without Landlord’s prior written consent. Alterations approved by Landlord shall comply with all applicable codes and municipal requirements and be installed with commercial grade materials in a good and workmanlike manner by a contractor reasonably acceptable to Landlord. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of work free and clear of liens and shall provide certificates indicating insurance sufficient to protect Landlord from any liability or damages during construction. Upon surrender of the Premises, all Improvements and Alterations shall remain on the Premises as Landlord’s property, except to the extent Landlord required removal at Tenant’s expense as an express condition of Landlord’s written consent to such Improvements and Alterations. Tenant may at any time request in writing Landlord’s determination as to whether an Improvement or Alteration shall become property of Landlord. Tenant, at its own cost and expense, may erect shelves, bins, machinery, non-structural walls and partitions, and trade fixtures (collectively, “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without damage to the Premises. Tire installation of Trade Fixtures must comply with all codes and municipal requirements. Tenant shall remove its Trade Fixtures upon surrender of the Premises and repair any damage caused by the removal.

26.        Surrender of Premises.  Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean and free of debris with the HVAC, evaporative cooling, loading doors, lighting and building systems in good operating condition, ordinary wear and tear and casualty loss and condemnation excepted; Any Improvements and Alterations or Trade Fixtures not removed as required shall be deemed abandoned and may be-removed, stored or disposed of by Landlord at Tenant’s expense. All obligations of Tenant not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, monetary obligations, and obligations concerning repair of the Premises.

27.        Inspection and Access.  Landlord or its agents shall have the right to enter the Premises after reasonable telephonic notice to Tenant during normal business hours, except in the case of emergencies where notice and time restrictions shall not be imposed, to inspect and make repairs to the Premises or the Building. Within 9 months prior to the date of the expiration of the Lease, Landlord or its agents shall have the right to enter the Premises without notice during normal business hours for the purpose of showing the Premises to prospective tenants or purchasers. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, Building or Project, provided that no such easement, dedication, designation or restriction materially interferes with Tenant’s use or occupancy of the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications, or restrictions.

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28.        Events of Default.  Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(a)        Tenant shall fail to pay Base Rent or any other payment required herein when due, and such failure shall continue for a period of ten (10) days following written notice from Landlord to Tenant.

(b)        Any insurance required to be maintained by Tenant pursuant to this Lease shall be terminated or cancelled or shall expire or shall be reduced below the limits specified in this Lease.

(c)        Tenant shall attempt or there shall occur any assignment, sublease or other transfer of Tenant’s interest in this Lease except as is otherwise permitted in this Lease.

(d)        The appointment of a trustee or a receiver to take possession of all or substantially all of Tenant’s property, or the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets located at the Premises, unless such appointment, attachment, execution or seizure is discharged within thirty (30) calendar days after the appointment, attachment, execution or seizure.

(e)        The institution of bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceedings for relief under any bankruptcy or insolvency law or any other similar law for the relief of debtors, by or against Tenant, and if instituted against Tenant, the same are not dismissed within thirty (30) calendar days after the institution of such proceedings.

(f)        Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 28, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default (unless such performance due to the nature of the obligation, requires a period of time in excess of thirty (30) days, then after such period of tune as is reasonably necessary).

29.        Landlord’s Remedies.  On the occurrence of any such Event of Default, Landlord shall, in addition to any other rights or remedies available to Landlord under this Lease and under the laws of the state in which the Premises are located, have the following rights and remedies:

(a)        Termination of Lease.  Landlord may terminate this Lease and Tenant’s right of possession by giving Tenant written notice indicating the date upon which this Lease is terminated. Upon such termination, Landlord shall be entitled to recover from Tenant the following amounts (subject to Landlord’s obligation to mitigate damages as provided by applicable law): (i) all accrued and unpaid Base Rent, Operating Expenses, and other sums provided for in this Lease to the date of such termination; (ii) tire unamortized cost to Landlord, computed and determined in accordance with generally accepted accounting principles, of the Improvements paid for and installed by Landlord pursuant to this Lease; (iii) the costs incurred by Landlord to relet the Premises or a portion thereof, including brokers commissions, repairs, alterations, improvements, and costs to remove and store Tenant’s property; (iv) the positive difference, if any, of the present value of the Base Rent pursuant to this Lease for the remainder of the Lease Term had this Lease not been terminated less the present value of the then fair market rental value for the Premises for the remainder of the Lease Term had this Lease not been terminated, such present value computed in each case using 9%; and (v) any damages in addition thereto, including reasonable attorneys’ fees, court costs, and collection services, which Landlord shall have sustained by reason of the breach of any of the terms, conditions and covenants of this Lease.

(b)        Re-Entry Without Termination.  Landlord may re-enter the Premises without terminating this Lease, and remove all property from the Premises, and relet the Premises or any part thereof for the account of Tenant, upon such terms as Landlord in Landlord’s sole discretion shall determine. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. In the event of any such reletting, Landlord may make repairs, alterations, and additions to the Premises to the extent deemed reasonably necessary by Landlord, and Tenant shall upon demand pay the reasonable and documented cost thereof. Landlord may collect the rents from any such reletting and apply the same first to the payment of the repairs, alterations, additions, expenses of re-entry, attorney’s fees, court costs, collection services, and leasing commissions and second

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to the payment of Base Rent and Operating Expenses herein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Base Rent and Operating Expenses as the same thereafter becomes due and payable hereunder. No such re-entry or repossession, repairs, alterations and additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant, nor shall the same operate to release the Tenant in whole or in part from any of the Tenant’s obligations hereunder, and Landlord may, at any time and, from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

(c)        Other.  Landlord may pursue any other remedy now or hereafter available to Landlord under the laws in which the Premises are located. The failure of Landlord at any time to enforce its rights under this Lease shall not be construed as having created a custom that modifies the terms, conditions or covenants of the Lease. The rights, privileges, elections and remedies of Landlord under this Lease shall be cumulative, and Landlord shall have the right to exercise such remedies at any time and from time to time singularly or in combination. If Landlord exercises either of the remedies provided for in subparagraphs (a) and (b) hereinabove, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Landlord may then or at any time thereafter re-enter and take complete and peaceful possession of the Premises.

30.        Liens.  Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable for labor performed or materials furnished in connection with any work performed on the Premises by Tenant or at Tenant’s request, and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30) day period.

31.        Estoppel Certificate.  The parties shall within ten (10) days after written notice from the other party execute and deliver an estoppel certificate continuing to others that this Lease is in full force and effect, that neither party is in default and other such factual information as may be reasonably required.

32.        Hazardous Material.  Except for Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning or office purposes, Tenant shall not permit or cause any party to bring any Hazardous Materials upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent. If Hazardous Materials storage is approved by Landlord, Tenant shall at all times operate in strict compliance with all applicable federal, state, and local laws, rules, regulations, and orders. For purposes of this provision, the term “Hazardous Materials” shall mean and refer to any waste, pollutant, material, or contaminant, or other substance of any kind or character that are or become regulated as hazardous or toxic waste or substance, or which require special handling or treatment, under any applicable local, state, or federal law, rule, regulation, or order. Landlord shall at all times have access to the Premises and a right to perform inspections and tests with respect to Hazardous Materials. Tenant, at its sole cost and expense, shall remediate in a manner satisfactory to Landlord any release of Hazardous Materials at the Building/Project to the extent caused by Tenant, its agents, employees, contractors, subtenants, or invitees.

To the extent caused by Tenant, its agents, employees, contractors or subtenants, Tenant shall indemnify, defend, and hold harmless Landlord from and against (a) any loss, cost, expense, claim, or liability arising out of any investigation, monitoring, clean-up, containment, removal, storage, or restoration work (herein referred to as “Remedial Work”) required by, or incurred by Landlord or any other person or party in a reasonable belief that such Remedial Work is required by any applicable federal, state or local law, rule, regulation or order, or by any governmental’ agency, authority, or political subdivision having jurisdiction over the Premises, and (b) any claims of third parties for loss, injury, expense, or damage arising out of the presence, release, or discharge of any Hazardous Materials on, under, in, above, to, or from the Premises. In the event any such Remedial Work is so required under any applicable federal, state, or local law, rule, regulation or order, Tenant shall promptly perform or cause to be performed such Remedial Work in compliance with such law, rule, regulation, or order. In the event

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Tenant shall fail to commence the Remedial Work in a timely fashion, or shall fail to prosecute diligently the Remedial Work to completion; such failure shall constitute an event of default on the part of Tenant under the terms of this Lease, and Landlord, in addition to any other rights or remedies afforded it hereunder, may, but shall not be obligated to, cause the Remedial Work to he performed, and Tenant shall promptly reimburse Landlord for the reasonable; documented cost and expense thereof upon demand. Landlord will not assert a claim against Tenant for Hazardous Materials which are not caused by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, or which were transported, stored, used, generated, manufactured, or released prior to the date of this Lease.

33.        Miscellaneous.

(a)        The parties waive their respective rights to a trial by jury in any action or proceeding involving the Premises or arising out of this Lease. In the event of any legal action or proceeding is brought by either party to enforce this Lease, the non-prevailing party shall pay all expenses of the prevailing party incurred in connection with such action or proceeding, including court costs and reasonable attorneys’ fees.

(b)        The parties agree that in the event any clause or provision of this Lease is ruled illegal, invalid or unenforceable under present or future laws, then such portion shall be deemed severable, and it shall not invalidate or impair the Lease as a whole or any other provision of the Lease.

(c)        All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions. In construing this Lease, all heading and titles are for convenience of the parties only. Whenever required by the context, the singular shall mean plural and vice versa. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease.

(d)        Landlord shall have the right, at any time without liability to Tenant (except to the extent caused by the grossly negligent act or omission or willful misconduct of Landlord, or any of its employees, agents, licensees, invitees or contractors), to make, at Landlord’s own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises, Building or Project, provided that Landlord shall use commercially reasonable efforts to minimize the inconvenience or annoyance to Tenant during construction as is dictated by the circumstances.

(e)        Time is of the essence of each and every provision of this Lease.

(f)        This Lease constitutes the entire agreement between the parties and supersedes all promises; representations, negotiations and prior agreements. No waiver, modifications, additions or addenda to this Lease shall he valid unless in writing and signed by both the Landlord and the Tenant.

(g)        This Lease shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties, and this Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(h)        Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(i)        Each party executing this Lease represents and warrants that the Lease has been duly authorized and executed.

(j)        Preparation and submission of this Lease by Landlord to Tenant shall not be deemed an offer. This Lease is not intended to be binding until executed and delivered by all parties hereto.

(k)        Upon execution and delivery of the Lease and occupancy of Premises, Landlord shall pay the following real estate brokers a commission per separate agreement: Ross Brown Partners represents Landlord exclusively and Cushman & Wakefield of Arizona represents Tenant exclusively with respect to the leasing of the Building. The parties represent and warrant to the other that it has had no dealings with any other broker or brokers except as listed

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above in connection with this Lease. The parties agree to indemnify, defend and hold the other harmless from and against any liability or claim for compensation made by any unnamed broker.

(1)        All notices required under this Lease to be given to Tenant shall be given to it at the Premises and at 7303 - 30th Street S.E., Calgary, Alberta T2C 1N6, Canada, Attn: Chief Financial Officer, or at such other place as Tenant may designate in writing. Any such notice to be given to Landlord under this Lease shall be given to it at 2200 East Camelback Road, Suite 210, Phoenix, Arizona 85016, Attn: Asset Manager and 190 East Capitol Street, Suite 400, Jackson, Mississippi 39201, Attn: President or at such other place as Landlord may designate in writing. All notices shall be in writing and shall be sent by certified mail, postage prepaid, or by personal delivery, or by commercial courier. Notices shall be deemed to have been given (i) in the case of mailing, when postmarked, or (ii) in the case of hand delivery or delivery by commercial courier, when delivered.

34.    Patriot Act.  Each party hereby represents, warrants and certifies that: (i) neither it nor its officers, directors, or controlling owners is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order, the United States Department of Justice, or the United States Treasury Department as a terrorist, “Specifically Designated National or Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (“SDN”): (ii) neither it nor its officers, directors or controlling owners is engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation; and (iii) neither it nor its officers, directors or controlling owners is in violation of Presidential Executive Order 13224, the USA PATRIOT Act, (Public Law 107-56), the Bank Secrecy Act, the Money Laundering Control Act or any regulations promulgated pursuant thereto. Each party hereby agrees to defend, indemnify and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing, representations, warranties and certifications by the indemnifying party. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

35.        Optional Termination.  The parties hereto acknowledge that Tenant is negotiating with Arizona Public Service Company to upgrade the electrical transformer for the Building to a minimum of 1000KVA. In the event Tenant is unsuccessful at completing such upgrade with its design and construction team, Tenant shall notify Landlord in writing and Landlord shall have 90 days from receipt of written notice (the “Upgrade Notice”) to complete the electrical upgrade with the contractor and architect of its choice. Tenant shall be responsible for all costs associated with the transformer upgrade and the work shall be completed on an open book basis at fan market rates. In the event Landlord is unsuccessful at completing the upgrade, Tenant shall have the right to terminate this Lease 90 days following Landlord’s receipt of the Upgrade Notice by sending Landlord additional written notice (the “Termination Notice”) that Tenant has elected to terminate this lease. In the event the Lease is terminated in accordance with the immediately preceding sentence, the parties shall have no further obligation to one another hereunder except as provided in Paragraph 26 above.

36.    Exhibits.   The Exhibits listed below are incorporated into and made apart of this Lease:

Exhibit A – Premises

Exhibit B – Rules and Regulations

Exhibit C – T.I. Allowance

Exhibit D – Renewal Option

[Signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date written on Page 1.

LANDLORD		TENANT

EASTGROUP PROPERTIES, L.P., a Delaware limited partnership By: EastGroup Properties General Partners, Inc,, a Delaware corporation, its general partner		DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation

By:	/s/ William D. Petsas	By:	/s/ Scott R. Jenkins

	William D. Petsas		Scott R. Jenkins
	Senior Vice President		Chief Financial Officer & Treasurer

By:	/s/ Michael P. Sacco, III

Michael P. Sacco, III
Vice President

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Exhibit A

Premises

The Premises contain [***] rentable square feet and is known by the following street address 836 East University Drive, Phoenix, Arizona 85034.

Exhibit B

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Rules and Regulations

1.	The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.

Except as otherwise specified in the Lease or approved by Landlord, Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.	Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.	Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.

If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6.

Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.

Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.	Tenant shall maintain the Premises free from rodents, insects and other pests.

9.

Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.

Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.

Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.	Tenant shall not permit storage outside the Premises or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.	All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.	No auction, public or private; will be permitted on the Premises or the Project.

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15.	No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.

The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17.

Tenant shall ascertain from Landlord the maximum amount of electrical current, which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.

Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

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Exhibit C

T.I. Allowance

The Tenant shall submit to the Landlord proposed space plans and specification reflecting the tenant improvements that the Tenant desires to install in the Premises. The Tenant shall not commence work on such tenant improvements unless the space plans and specifications reflecting such tenant improvements have been approved in writing by the Landlord, which consent shall not be unreasonably withheld or delayed (such approved space plans and specifications, collectively, the “Plans”). The Tenant agrees and understands that the Landlord shall not be the guarantor of, nor responsible for, the correctness or accuracy of any the Plans or compliance of the Plans with applicable laws. All work relating to tenant improvements (collectively, the “Work”) shall be conducted in accordance with the approved Plans, and the Tenant shall pay all costs incurred in connection with the Work except (subject to the provisions of this Exhibit C) that the Landlord shall provide a tenant improvement allowance for the work in an amount not to exceed $287,420 (the “T.I. Allowance”). The Tenant shall complete all Work even if the total cost of the Work exceeds the T.I. Allowance.

The T.I. Allowance shall be available and used exclusively for tenant improvements that are designed to permanently improve the Premises (except as otherwise expressly provided herein) in accordance with the provisions of this Exhibit C. None of the T.I. Allowance may be used as a rent credit or to reduce the Tenant’s obligation to pay rent. Landlord approves Tenant’s use of Phoenix Design One, Inc. who, in conjunction with Tenant, will design and construct the tenant improvements. Tenant shall submit statements of qualifications to Landlord for any other general contractors, engineers or architects who will carry out Work in the Premises, Building or Project and Landlord shall have the opportunity to review and approve such general contractors, engineers or architects, which approval shall not be unreasonably withheld or delayed. Landlord and Tenant hereby acknowledge that Landlord is part of the City of Phoenix Annual Facilities Permit Program and that all construction drawings must be submitted through Landlord’s designated representative, Evolution Design, and all costs associated with such submittal shall be paid by Tenant. It is understood and agreed by both parties that Landlord does not have an ownership interest in any of the aforementioned companies and that Landlord will not receive a construction management fee or any other type of compensation for services provided by the approved contractors. Unless the Landlord and Tenant otherwise agree in writing, the Tenant shall be obligated to complete the Work in accordance with the provisions of this Exhibit C, and all work shall be completed using at least building standard hardware, materials and finishes.

All Work shall be completed in accordance with all applicable laws, regulations and insurance requirements. The Tenant shall be responsible for obtaining all permits and approvals needed in connection with the Work. Landlord shall reasonably cooperate with any submissions at no cost to Landlord. The Landlord reserves the right to post and record (if necessary) a notice of non-responsibility with respect to the Work. The Tenant shall not be entitled to any deferral, abatement or reduction of its obligation to pay rent under the Lease during the performance of the Work. The parties agree that the Landlord may require, as a written condition precedent to Landlord’s consent to the Plans, Tenant to remove all or any portion of the tenant improvements installed in connection with the Work at the expiration or sooner termination of the Lease, and to restore the Premises, to the extent of such removal, to their prior condition.

No material changes shall be made to the Plans and specifications without the prior written approval of the Landlord and Tenant, which consents shall not be unreasonably delayed or withheld. Any such changes or additions caused by the Tenant or any Governmental authority shall be made at the sole cost of the Tenant and all additional expenses incurred by the Landlord with respect to these changes (except changes requested by the Landlord) shall be reimbursed to the Landlord by the Tenant upon demand or from the T.I. Allowance.

The Tenant agrees to indemnify each of the Indemnified Parties (as defined below) and hold each of the Indemnified Parties harmless against any and all claims and liens of contractors, subcontractors, architects, vendors, laborers and any other person which may be filed or otherwise arise in connection with the Work. “Indemnified Parties” means, the Landlord, its property management, each affiliate of the Landlord or such property management, and each of their respective shareholders, officers, directors, members, partners, employees, agents, representatives, attorneys and the successors and assigns of any of the foregoing.

The T.I. Allowance shall be used for permanent interior improvements to the Premises consisting of carpeting, painting, reconfiguration of office space, upgrading of building electrical, upgrading of building mechanical and such other improvements

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as the Landlord in its sole discretion, may approve in writing. Landlord hereby confirms that the Premises has an electrical service entrance section rated at 1600 amps ATS 277/480 volts on the west side of the Building. Landlord further confirms it has approved in concept the construction of an outdoor/deck patio area on the outside of the Building, the construction and use of a kitchen and cafeteria area inside the Building, the installation of shower facilities inside the Building, the patching and insulation of skylights in the Building, the installation of a concrete pad to support a dust collector on the outside of the Building (screened if the same is installed on the south side of the Building), the installation of an aluminum extractor on the outside of the Building (screened if the same is installed on the south side of the Building), perforating the roof for and the installation of air conditioning and make-up air units (it being understood that Tenant and its contractors shall coordinate with or use Landlord’s roofer to accomplish the same), the installation of a roof or pergola over some or all of the parking spaces for the Building, together with the installation of solar panels thereon and on the roof of the Building, and improvements to the Southwest entrance to the Building, in each case, subject to the approval of construction drawings by the City of Phoenix.

Landlord further agrees, at its sole cost and expense, to replace the roof membrane on the Building promptly after the execution of the Lease. Landlord and Tenant further agree to cause the exterior of the Building to be repainted in a color selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, within three (3) months of the date of the Lease, and, separate and apart from the T.I. Allowance, to share equally in the cost thereof. Landlord and Tenant further agree to each use their joint reasonable commercial efforts to obtain necessary approvals from the City of Phoenix to locate said aluminum extractor and dust collector equipment on the West side of the Building.

The Tenant shall not commence Work with respect to any project unless and until the Tenant and the Landlord have agreed in writing upon a construction schedule and completion date for such project and a construction budget reflecting all costs associated for completing the work for such project (the “Costs”). Landlord shall, with respect to each project, deliver a portion of the T.I. Allowance within thirty (30) business days after the Tenant’s satisfaction of all of the following conditions in connection with such project: (i) certification by the Tenant that the work performed in connection with such project has been performed, and that such project has been completed, in accordance with this Exhibit C; (ii) presentation to the Landlord of copies of invoices and other documentation evidencing the Work performed in connection with such project and all of the Costs associated therewith; and (iii) evidence that all contractors, subcontractors, architects, vendors, laborers and other persons who provided labor and/or materials in connection with the Work performed in connection with such project have been paid in full for all such labor and materials, and that all liens in connection with the Work performed in connection with such project have been unconditionally released. Landlord shall only be obligated to process one payment of the T.I. Allowance per calendar month. The final installment made for the T.I. Allowance shall also be conditioned upon the issuance of a certificate of occupancy with respect to the entire Premises.

In no event shall the sum of installments of the T.I. Allowance paid hereunder exceed in the aggregate the amount of the T.I. Allowance. For each project the Tenant shall cooperate with the Landlord in completing, posting and, if requested by the Landlord, recording any notice of the Landlord’s non-responsibility regarding the Work.

Except as provided for herein and in the Lease, the Premises will be delivered in “as is” condition and there shall be no other tenant improvement allowance.

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Exhibit D

Renewal Option

(a)        Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both, then Tenant shall have the right to extend the Lease Term for one additional term of 5 years (such additional term is hereinafter called the “Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the Extension Term”). Tenant shall give Landlord written notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease Term at least 6 months, prior to the scheduled expiration date of the Lease Term.

(b)        The Base Rent payable monthly by Tenant to Landlord during the Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the initial Lease term and (ii) the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs, or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least 4 months prior to the expiration of the Lease, then Tenant’s exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate on its original expiration date.

(c)        The determination of Base Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for Operating Expenses and other reimbursement items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in Lease with respect to such Operating Expenses and other items with respect to the Premises during the Extension Term.

(d)        Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

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(e)        Time is of the essence as to the giving of the Extension Notice. If Tenant does not give the Extension Notice within the period set forth in paragraph (a) above, Tenant’s right to extend the Lease Term shall automatically terminate.

(f)        Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in “AS-IS” condition.

(g)        If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

(h)        If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, this Extension Term.

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